Exhibit 10.45

REFORMATION AGREEMENT

This Reformation Agreement (this “Agreement”) is effective as of June 13, 2007, by and among BPO Management Services, Inc., a Delaware corporation (the “Company”), and the purchasers listed on the signature pages hereto (the “Purchasers”).  Each of the Company and the Purchasers is individually referred to herein as a “Party” and are, collectively, the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Series D Convertible Preferred Stock Purchase Agreement dated as of June 13, 2007 (the “Stock Purchase Agreement”) and certain other documents required by, or provided for in, the Stock Purchase Agreement (together with the Stock Purchase Agreement, the “Transaction Documents”);

WHEREAS, pursuant to the Transaction Documents, the Purchasers purchased an aggregate of 1,458,333.8 shares of the Company’s Series D Convertible Preferred Stock, Series A, B, C, and D Warrants exercisable for the purchase of an aggregate of approximately 70.0 million shares of the Company’s common stock, and Series J Warrants exercisable for the purchase of an aggregate of 1,458,333.8 shares of the Company’s Series D-2 Convertible Preferred Stock, for an aggregate purchase price of approximately $14 million (the “Investment Funds”);

WHEREAS, the agreed-upon use of the proceeds from the Transaction Documents was for the completion of certain specified acquisitions and such other subsequent acquisitions as, under certain circumstances, might be proposed by the Company, subject to certain approval provisions in favor of the Purchasers, as well as to fund the Company’s general working capital requirements;

WHEREAS, the Parties’ intention in connection with the transactions contemplated by the Transaction Documents (collectively, the “Transaction”) was that (a) the Purchasers were purchasing, for their own account for the purpose of investment and not with a view to or for sale in connection with distribution, equity capital and warrants exercisable for the purchase of equity securities of the Company, (b) the Company’s obligation to issue its equity securities upon conversion of the Series D Convertible Preferred Stock and upon exercise of the warrants purchased in the Transaction was absolute and unconditional, (c) the Company would not treat the Series D Convertible Preferred Stock in any way other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital, and (d) the dividends paid on the Series D Convertible Preferred Stock would be eligible for the dividends received deduction provided by Section 243(a)(1) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto; by way of illustration (and not limitation), see Sections 2.1(cc), 2.2(d), 3.10 and 8.1 of the Stock Purchase Agreement evidencing such intent;

WHEREAS, the Transaction Documents referenced an “Acquisition Failure,” which event could occur if the Company were to fail to use at least $10 million of the Investment Funds for the completion of certain specified acquisitions that the Purchasers approved in the Transaction Documents (two of which were consummated shortly after the closing of the Transaction) and such other subsequent acquisitions as, under certain circumstances, might be proposed by the Company, subject to certain approval provisions in favor of the Purchasers; and the Transaction Documents provide that upon the occurrence of an Acquisition Failure, the Company is to redeem a pro rata portion of the Series D Convertible Preferred Stock and the warrants purchased in the Transaction (“Acquisition Failure Redemption”);

WHEREAS, the Parties intended that the Transaction fully close on June 13, 2007, and each of the Parties confirms that it had no intention of causing or permitting an Acquisition Failure to occur, which could, thereby, trigger an Acquisition Failure Redemption;

WHEREAS, contrary to the stated intentions of the Parties and covenants of the Company that the Investment Funds were always to be classified as having been paid for the purchase of equity capital and warrants exercisable for the purchase of equity securities of the Company, the concept of an Acquisition Failure could cause, under United States generally accepted accounting principles, a portion of the Investment Funds to be characterized as a mezzanine loan to the Company and certain of the warrants to be characterized as derivative liabilities and treated as debt, rather than as equity capital; and

WHEREAS, in light of the apparent internal inconsistency in the Transaction Documents between (a) treatment of the Transaction as wholly a purchase of equity capital and warrants exercisable for the purchase of equity securities of the Company, as intended by the Parties, and (b) treatment of the Transaction as partially a purchase of equity and partially as a mezzanine loan and related derivative instrument debt to the Company, as unintentionally drafted by counsel in the Transaction immediately prior to closing without the understanding by the Parties that the accounting implications of such language were contrary to their business agreements, the Parties desire to reform the Transaction Documents to (x) memorialize and confirm their intent, understanding and agreement that the Transaction was solely a purchase of equity capital and warrants exercisable for the purchase of equity securities of the Company and (y) remove any apparent inconsistency caused by the drafting by counsel to the Parties.

NOW, THEREFORE, in consideration of the premises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Reformation of Transaction Documents.  In order to resolve the apparent internal inconsistency in the Transaction Documents, the Parties agree that each and every appearance of the words “Acquisition Failure,” “Acquisition Failure Redemption,” “Acquisition Failure Percentage,” “Acquisition Failure Amount,” “Acquisition Failure Redemption Amount,” “Acquisition Failure Redemption Price,” and similar such words or derivations therefrom shall be deleted from the Transaction Documents.  By way of clarification (and not of limitation), the Parties agree as follows:

a.  Clause (a) in its entirety shall be deleted from Section 2.1(ll) of the Stock Purchase Agreement;
b.  Section 3.11(b) in its entirety shall be deleted from the Stock Purchase Agreement;

c.  Section 8(h) shall be deemed waived by the Purchasers (on their own behalf and on behalf of any successor or assign of Purchasers) from both (i) the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of the Company and (ii) the Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Convertible Preferred Stock of the Company.  Each of the Purchasers hereby (x) agrees that it shall give written notice of such waiver to any successor or assign of the Purchaser and (y) consents to (I) the amendment of each such Certificate of Designation solely to delete Section 8(h) in its entirety and (II) the filing by the Company of such amended Certificates of Designation with the Secretary of State of the State of Delaware.
d.  Section 4(j) in its entirety shall be deleted from each and every Series A, B, J, C and D Warrant issued by the Company to the Purchasers.

2.  General.

a.  Entire Agreement.  Except as reformed by this Agreement, the Transaction Documents remain unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Transaction Documents and the provisions of this Agreement, the provisions of this Agreement shall prevail.  The Transaction Documents, as reformed by this Agreement, contain the entire understanding among the Parties and supersede any prior written or oral agreements between them respecting the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, between and among the Parties relating to the subject matter hereof that are not fully expressed herein.

b.  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and holders of at least seventy-five percent (75%) of the Series D and Series D-2 Convertible Preferred Stock then-outstanding.

c.  Notices.  Notice given hereunder shall be given in accordance with Section 9.4 of the Stock Purchase Agreement.

d.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Purchaser.  Each Purchaser may assign its rights hereunder in the manner and to the Persons (as defined in the Registration Rights Agreement among the Parties dated as of June 13, 2007) as permitted under the Stock Purchase Agreement.

e.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together, shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or PDF signature were the original thereof.

f.  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the Party causing this Agreement to be drafted.  The Company and the Purchasers agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the Parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The Company and the Purchasers irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and the Purchasers consent to process being served in any such suit, action or proceeding by delivering a copy thereof to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 2(f) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Stock Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The Parties hereby waive all rights to a trial by jury.

g.  Severability.  If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

h.  Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

i.  Shares Held by the Company and its Affiliates.  Whenever the consent or approval of holders of a specified percentage of the Series D or Series D-2 Convertible Preferred Stock is required hereunder, any such class of stock held by the Company or its affiliates (other than any Purchaser or transferees or successors or assigns thereof if such Purchaser is deemed to be an affiliate solely by reason of its holdings of such securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

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IN WITNESS WHEREOF, the Parties have caused this Reformation Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

BPO MANAGEMENT SERVICES, INC.

By: /s/ Patrick Dolan
Name: Patrick Dolan
Title: Chairman & CEO

PURCHASERS:

VISION OPPORTUNITY MASTER FUND, LTD.:

By: /s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

RENAISSANCE US GROWTH INVESTMENT TRUST PLC:

By: /s/ Z. Eric Stephens
Name: Z. Eric Stephens
Title: VP of RENN Capital Group, the Company's investment adviser

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.:

By: /s/ Z. Eric Stephens
Name: Z. Eric Stephens
Title: VP of RENN Capital Group, the Company's investment adviser

[Signature Page to Reformation Agreement]

US SPECIAL OPPORTUNITIES TRUST PLC:

By: /s/ Z. Eric Stephens
Name: Z. Eric Stephens
Title: VP of RENN Capital Group, the Company's investment adviser

PREMIER RENN US EMERGING GROWTH FUND LTD.:

By: /s/ Z. Eric Stephens
Name: Z. Eric Stephens
Title: VP of RENN Capital Group, the Company's investment adviser

BRIDGEPOINTE MASTER FUND LTD.:

By: /s/ Eric S. Swartz
Name: Eric S. Swartz
Title: Director

HELLER CAPITAL INVESTMENTS LLC:

By: /s/ Ronald I. Heller
Name: Ronald I. Heller
Title: CIO

[Signature Page to Reformation Agreement]